EXHIBIT 23.2

Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Amendment No. 3 to the Registration Statement of MusclePharm Corporation (formerly Tone in Twenty) on Form S-1, of our report dated October 26, 2009, relating to the financial statements of Muscle Pharm, LLC for the period from April 22, 2008 (inception) to December 31, 2008.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Littleton, Colorado

March 15, 2010